UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2010
FIRST POTOMAC REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7600 Wisconsin Avenue
Bethesda, Maryland 20814
(Address of principal executive offices)
(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Amendment to Credit Facility
               On May 14, 2010, First Potomac Realty Investment Limited Partnership (the “Operating Partnership”) entered into Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement with KeyBank N.A., Wells Fargo N.A., Wachovia Bank, N.A., Bank of Montreal, PNC Bank N.A., and Chevy Chase Bank (the “2009 Credit Facility”). The sole purpose of Amendment No. 1 was to amend the calculation of the interest rate under the 2009 Credit Facility by eliminating the Libor floor of 1% for any amounts not hedged. As a result, the Operating Parternship’s current borrowing rate under the 2009 Credit Facility was reduced from 4.25% to approximately 3.59%.
               A copy of Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement is attached as Exhibit 10.1 hereto and incorporated by reference.
Controlled Equity Offering
               As previously reported, on November 11, 2008, First Potomac Realty Trust (the “Company”) and the Operating Partnership entered into a sales agreement (the “Original Sales Agreement”) with Cantor Fitzgerald & Co. (“CF&Co”). Pursuant to the terms of the Original Sales Agreement, the Company agreed to sell under its Registration Statement on Form S-3 (File No. 333-142147), effective August 22, 2008 (the “Registration Statement”), up to 3,000,000 of its common shares of beneficial interest, $0.001 par value (the “Common Shares”), from time to time in a controlled equity offering program with CF&Co acting as the Company’s agent and/or principal. As of the date of this Current Report on Form 8-K, the Company has offered and sold 2,756,100 Common Shares under the Original Sales Agreement.
          The Company has determined to increase the size of the controlled equity offering by 5,000,000 Common Shares. In connection with increasing the size of the existing controlled offering program to issue an additional 5,000,000 Common Shares, on May 19, 2010, the Company and Operating Partnership entered into an Amended and Restated Sales Agreement with CF&Co (the “Amended and Restated Sales Agreement”). The 5,243,900 Common Shares that may be offered pursuant to the Amended and Restated Sales Agreement include 243,900 Common Shares offered pursuant to the Original Sales Agreement.
          Pursuant to the terms of the Amended and Restated Sales Agreement, the Company agreed to sell under the Registration Statement up to 5,243,900 Common Shares through CF&Co as sales agent and/or principal. Sales of the Common Shares, if any, under the program will depend upon market conditions and other factors to be determined by the Company and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange. The Company has no obligation to sell any Common Shares in the program, and may at any time suspend solicitation and offers under the program or terminate the program. A prospectus supplement relating to the Common Shares has been filed with the Securities and Exchange Commission. CF&Co will be entitled to compensation up to 2% of the gross sale price per share for Common Shares sold under the Amended and Restated Sales Agreement.
          This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state. A copy of the Amended and Restated Sales Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

1.1	Amended and Restated Sales Agreement, dated May 19, 2010, between the Company, the Operating Partnership and Cantor Fitzgerald & Co.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.

8.1	Opinion of Hogan Lovells US LLP with respect to tax matters.

10.1	Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement, dated May 14, 2010, between the Operating Partnership, KeyBank N.A., Wells Fargo N.A., Wachovia Bank, N.A., Bank of Montreal, PNC Bank N.A., and Chevy Chase Bank

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST
May 19, 2010	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President, General Counsel and Secretary

FIRST POTOMAC REALTY TRUST
INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Amended and Restated Sales Agreement, dated May 19, 2010, between the Company, the Operating Partnership and Cantor Fitzgerald & Co.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Common Shares.

8.1	Opinion of Hogan Lovells US LLP with respect to tax matters.

10.1
Amendment No. 1 to the Second Amended and Restated Revolving Credit Agreement, dated May 14, 2010, between the Operating Partnership, KeyBank N.A., Wells Fargo N.A., Wachovia Bank, N.A., Bank of Montreal, PNC Bank N.A., and Chevy Chase Bank